EXHIBIT 10.20

YESTERDAY’S VILLAGE, INC./TRACK 29
LEASE AGREEMENT - COMMERCIAL PREMISES

THIS LEASE made this 30th day of September, 1999, by and between:  Avista Communications of Washington, Inc. (hereinafter called Lessee) and YESTERDAY’S VILLAGE INC., 115 West Yakima Avenue, Yakima, Washington, 98902, (hereinafter called Lessor):

WITNESSETH:

1. PREMISES:  Lessor does hereby lease to Lessee, those certain premises commonly known as

15 West Yakima Ave. - Suite 230

2. TERMS:  The term of this Lease shall be for five (5) years commencing the 1st day of October, 1999 and shall terminate the 30th day of September, 2004 with an option to renew.

3. RENT:  Lessee covenants and agrees to pay Lessor, at Lessor’s address, 115 West Yakima Avenue, Yakima, Washington 98902 monthly rent in the amount of Five thousand dollars ($5,000), in advance on the first day of each month of the lease term.  Lessor hereby acknowledges receipt of Five thousand dollars ($5,000), for the first month’s rent.  Rent paid after the fifth of the month will incur a $100.00 late fee.  Any rents paid after the 10th of each month will incur a late charge of $250.00.  Rent to be adjusted on the third year (3) based on CPI index.

4. UTILITIES AND FEES:  Lessee agrees to pay all charges for light, heat, and services to the premises during the full term of this lease.

5. REPAIRS AND MAINTENANCE:  Premises have been inspected and are accepted by Lessee in its present condition.  Lessee shall, at its own expense and at all times, keep the premises neat, clean and in a sanitary condition, and keep and use the premises in accordance with applicable laws, ordinances, rules, regulations, and requirements of governmental authorities.  Lessee shall permit no waste, damage or injury to the premises.

6. SIGNS AND ALTERATIONS:  All signs or symbols, alterations, additions, and improvements placed by Lessee on or about the premises shall be subject to Lessor’s written approval, which approval shall not unreasonably be withheld.  After prior written consent of Lessor, Lessee may make alterations, additions and improvements in said premises, at Lessee’s sole cost and expense.  Lessor may elect to require Lessee to remove any such alterations, additions, or improvements upon termination of this lease and at Lessee’s sole cost and expense.

7. LIENS AND INSOLVENCY:  Lessee shall keep the premises free from any liens arising out of any work performed for, materials furnished to, or obligations incurred by Lessee, and shall hold Lessor harmless against the same.  In the event Lessee becomes insolvent, bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Lessee, Lessor, may cancel this Lease at its option.

8. SUBLETTING OR ASSIGNMENT:  Lessee shall not sublet the whole or any part of the premises, nor assign this Lease, without the written consent of Lessor, which will not be unreasonably withheld.  This lease shall be assignable by operation of law.

9. DAMAGE OR DESTRUCTION:  In the event the premises are rendered untenantable in whole or in part by fire, the elements, or other casualty, Lessor shall notify Lessee, within thirty (30) days after such casualty, that Lessor will undertake to rebuild or restore the premises, and that such work can be completed within one hundred eighty (180) days from date of such notice of intent.  If Lessor cannot restore or rebuild the premises within the said one hundred eighty (180) days, then the Lease may be terminated at Lessee’s option by written ten (10) days notice to Lessor.  During the period of untenantability, rent shall abate in the same ratio as the portion of the premises rendered untenantable bears to the whole of the premises.

10. ACCIDENTS AND LIABILITY:  Lessor or its agent shall not be liable for any injury or damage to persons or property sustained by Lessee or other, in and about the premises.  Lessee agrees to defend and hold Lessor and its agents harmless from any claim, action and/or judgment for damages to property or injury to persons suffered or alleged to be suffered on the premises by any person, firm or corporation, unless caused by Lessor’s negligence.

11. COSTS AND ATTORNEY FEES:  If, by reason of any default or breach on the part of either party in the performance of any of the provisions of this Lease, a legal action is instituted, the losing party agrees to pay all reasonable costs and attorney fees in connection therewith.  It is agreed that the venue of any legal action brought under the terms of this Lessee may be in the county in which the premises are situated.

12. SUBORDINATION:  Lessee agrees that this Lease shall be subordinate to any mortgages or deed of trust placed on the property described in Exhibit A, provided, that in the event of foreclosure, if Lessee is not then in default and agrees to attach to the mortgagee or beneficiary under deed of trust, such mortgagee or beneficiary shall recognize Lessee’s right of possession for the term of this Lease.

13. NO WAIVER OF COVENANTS:  Any waiver by either party of any breach hereof by the other shall not be considered a waiver of any future similar breach.  This Lease contains all the agreements between the parties; and there shall be no modification of the agreements contained herein except by written instrument.

14. SURRENDER OF PREMISES:  Lessee agrees, upon termination of this Lease, to peacefully quit and surrender the premises without notice, leave the premises neat and clean and to deliver all keys to the premises to Lessor.  If Lessor elects to require Lessee to remove alterations, additions or improvements made by Lessee, the Lessee shall restore the premises to their previous condition, less reasonable wear and tear.

15. BINDING ON HEIRS, SUCCESSORS AND ASSIGNS:  The covenants and agreements of this Lease shall be binding upon the heirs, executors, administrators, successors and assigns of both parties hereto, except as hereinabove provided.

16. USE:  Lessee shall use the premises for the purpose of:    general offices   and for no other purposes, without written consent of Lessor.

17. NOTICE:  Any notice required to be given by either party to the other shall be deposited in the United States mail, postage prepaid, addressed to the Lessor at 1 West Yakima Avenue, Suite 1, Yakima, Washington 98902 or to the Lessor at the same address or at such other address as either party may designate to the other in writing from time to time.

18. RIDERS:  Riders, if any, attached hereto, are made a part of this Lease by reference and are described as:

19. TIME IS OF THE ESSENCE OF THIS LEASE.

20. If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of The Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.  If Lessee is a corporation, Lessee shall, within thirty (30) days after execution of this Lease, deliver to lessor a certified copy of a resolution of the Board of Directors of said corporation authoring or ratifying the execution of this lease.

21. Lessee herein holds Lessor harmless from any and all liability resulting from contamination from hazardous waste or substances as a direct and proximate result of its use or uses of the Premises as granted by this lease.  Lessor hereby holds Lessee harmless from and against any and all liability from hazardous waste or substances introduced to the Premises prior to or subsequent to Lessee’s occupancy, or by Lessor, their employees, employer, contractors, invitees or agents, in, on or around the Premises.  The determination of what constitutes hazardous substances or hazardous wastes shall be in conformance with current or future definitions hereof by any local, state or federal government agency or by law.  The obligations and covenants contained in this paragraph shall survive this lease.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the date first above written,

LESSOR:	LESSEE(S):

/s/ Gregory Green

BY:	BY:	Gregory Green

TITLE:	TITLE:	President & CEO

ASSIGNMENT, ASSUMPTION AND CONSENT

Assignment of Lease

For valuable consideration, the receipt of which is hereby acknowledged, the undersigned Avista Communications of Washington, Inc., a Washington corporation (“Assignor”), hereby assigns and transfers to Advanced TelCom Group, Inc., a Delaware corporation (“Assignee”), all of its right, title and interest in and to those certain Leases dated September 30th, 1999 and November 16th, 1998, (the “Leases”) by and between Yesterday’s Village, Inc., a Washington corporation (“Landlord”) and Assignor, as Tenant, leasing those certain premises described as 15 West Yakima Avenue, Suite 210, 230, Yakima, Washington 98902.  Assignor hereby agrees that this assignment shall relieve Assignor of any liability or obligation under the Lease as of the effective date of this Assignment                       , 2001.

Dated:	ASSIGNOR:	AVISTA COMMUNICATIONS OF
WASHINGTON, INC.
A Washington corporation

By:
Title:

Assumption of Lease

Assignee hereby accepts the foregoing assignment effective                        , 2001, and in consideration of Landlord’s consent thereto, Assignee agrees to be bound by and to faithfully, timely and fully perform all of the terms and conditions and agreements contained in the Leases, and to pay promptly all rental and other payments thereunder of whatever nature.  Assignee warrants that it has read the Leases which are made a part hereof by this reference, and assumes all of Assignor’s duties and obligations under said Leases.  Assignee further understands and agrees that Landlord’s consent to this assignment is not a consent to any subsequent assignments.  This Assignment shall be binding upon Assignor and shall inure to the benefit of Assignee and its successors, heirs and assigns.

Dated:	ASIGNEE:	ADVANCED TELCOM, INC.
a Delaware corporation

By:
Title:

Consent

Landlord hereby consents to the foregoing assignment by Assignor to Assignee of the Leases, on the condition that Assignee will promptly pay all rents and other monies required under the Leases and this assignment, and will perform all terms, covenants and conditions therein to be performed by Tenant.  Landlord’s consent contained herein does not in any way amend or modify the Leases or any of Landlord’s rights or Tenant’s obligations thereunder.

Dated:	LANDLORD:	YESTERDAY’S VILLAGE, INC.
a Washington corporation
Subject to rooftop antenna
[illegible] price nego. Between the
parties within 30 days herein		By:	/s/ Del Matthews
		Title:	President, Yesterday’s Village